SUPPLEMENTAL INFORMATION
                                   MEMORANDUM

             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933.



TO: The holders of restricted stock awards and stock options (the "Awards") to acquire an aggregate of up to 5,250,000 shares of the Class A Common Stock of Insignia Financial Group, Inc. granted pursuant to the Insignia 1992 Stock Incentive Plan, as amended and restated (the "Plan")

DATE:  April 30, 1997

RE:    The Awards


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                  The following  information should be considered  together with the form of Award, including the Plan, annexed hereto:

                  1. In 1992, the Company established the Plan in which key employees (including officers) of, directors of, and consultants and advisors to, the Company and its subsidiaries may participate. This group includes approximately 400 employees. The Plan was amended effective March 28, 1994, November 13, 1995 and March 25, 1997. The purpose of the Plan is to enable key employees of the Company to acquire a proprietary interest in the Company through the ownership of Class A Common Stock of the Company. The Plan is administered by the Compensation Committee of the Board of Directors of the Company. The Compensation Committee determines, subject to the provisions of the Plan and such limitations as the Board of Directors may from time to time impose, the persons to whom, and the time or times at which, grants of Awards shall be made, the number of shares of Common Stock subject to an Award, and other terms and provisions of the Awards. In determining the persons who are to receive Awards, the Compensation Committee considers the person's position, responsibilities, service, and accomplishments, as well as the individual's present and future value to the company, the anticipated length of his future service, and other relevant factors.

                  2. Awards granted under the Plan may be incentive stock options, non-qualified stock options or restricted stock awards. The total number of shares of Class A Common Stock of the Company which may be issued pursuant to the Plan is 5,250,000 (subject to adjustment in certain circumstances).

                  3. The Company is not obligated to sell or issue shares of Class A Common Stock in any manner in contravention of the Securities Act of 1933 (the "Securities Act") or any state securities law. All shares of Class A Common Stock acquired pursuant to Awards may only be reoffered or resold pursuant to a registration statement prepared for that purpose, pursuant to an exemption from the registration requirements of the Securities Act, or pursuant to the requirements of Rule 144 (except the holding period requirement set forth in paragraph (d) of such Rule) promulgated under the Securities Act.

                  4. The   principal   Federal  income  tax   consequences  with
respect to the Awards are  summarized below.

                  Incentive Stock Options. In general, an optionee will not realize taxable income upon either the grant or the exercise of an incentive stock option ("ISO") and the Company will not realize an income tax deduction at either such time. If the optionee does not sell the Class A Common Stock received pursuant to the exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of exercise, a subsequent sale of the Class A Common stock will result in long-term capital gain or loss to the optionee and will not result in a tax deduction to the Company.

                  If the optionee disposes of the Class A Common Stock acquired upon exercise of the ISO within either of the above mentioned time periods, the optionee will generally realize as ordinary income an amount equal to the lesser of (I) the fair market value of the Class A Common Stock on the date of exercise over the option price, or (ii) the amount realized upon disposition over the option price. In such event, the Company generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income would be taxed as short-term or long-term capital gain (depending on the applicable holding period).

                  In addition, (i) officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special rules regarding the income tax consequences concerning their ISOs, (ii) any entitlement to a tax deduction on the part of the company is subject to the applicable federal tax rules (including, without limitation, Internal Revenue Code Section 162(m) regarding the $1,0000,000 limitation on deductible compensation), and (iii) the exercise of an ISO may have implications in the computation of alternative minimum taxable income.

                  Non-qualified Stock Options. An optionee will not realize any taxable income upon the grant of a non-qualified stock option and the Company will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a non-qualified stock option, the optionee generally will realize ordinary income in an amount equal to the excess of the fair market value of the Class A common Stock on the date of exercise over the exercise price. Upon a subsequent sale of the Class A Common Stock by the optionee, the optionee will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Class A Common Stock. The Company will generally be allowed a deduction equal to the amount recognized by the optionee as ordinary income.

                  In addition, (i) any officers and directors of the company subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special tax rules regarding the income tax consequences concerning their non-qualified stock options, and (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Internal Revenue Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation).

                  Restricted Shares. In general, the holder of restricted shares will not realize taxable income at the time a restricted share is awarded. In the year the restrictions on the restricted shares lapse, the holder will generally recognize ordinary income equal to the fair market value of the Class A Common Stock on the date the relevant restrictions lapse over the amount, if any, paid for such stock. Alternatively, the holder of restricted shares may elect to be taxed in the year of issuance pursuant to Internal Revenue Code
Section 83(b). In the event of such election the holder will recognize ordinary income equal to the fair market value of the Class A Common Stock on the date of issuance over the price, if any, paid for such stock.

                  Any gain or loss on the subsequent sale of Class A Common Stock will generally be either long-term capital gain or loss or short-term capital gain or loss (depending on the applicable holding period). The Company will generally be entitled to an income tax deduction equal to the amount recognized by the holder as ordinary income at the time of such recognition.

                  In addition, (i) if the Class A Common Stock transferred to the holder is not subject to any restrictions, the holder generally will recognize ordinary income at the time of transfer, (ii) any cash dividends, retained distributions, dividend equivalents and cash awards are generally taxable as ordinary income, (iii) officers and directors of the Company subject to Section 16(b) of the Securities Exchange Act of 1934 may be subject to special rules regarding the income tax consequences concerning their restricted shares, and (iv) any entitlement to a tax deduction on the part of the Company is subject to the applicable federal tax rules (including without limitation, Internal Revenue Code Section 162(m) regarding the $1,000,000 limitation on deductible compensation).

                  The foregoing description of Federal income tax consequences of the Awards is intended merely as an aid for holders of Awards, and the Company assumes no responsibility in connection with the income tax liability of any such individual. Individuals are urged to obtain competent professional advice regarding the applicability of Federal, state, and local tax laws.

                  4. The Awards are not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended.

                  5. All documents incorporated by reference in Item 3 of Part II of the Registration Statements on Form S-8 filed by the Company in connection with the shares of Class A Common Stock to be issued in connection with an Award are available without charge upon the oral or written request to the Company by a holder of an Award. Such documents are also hereby incorporated by reference into this Supplemental Information Memorandum. Additional information about the Awards and any other documents required to be delivered to Award holders, pursuant to Rule 428(b) promulgated under the Securities Act, may be obtained without charge upon an Award holder's oral or written request to the Company. All such requests for such information should be directed to John K. Lines, General Counsel, Insignia Financial Group, Inc., One Insignia Financial Plaza, Greenville, South Carolina 29602, telephone number (803) 239-1000.